UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2010 (January 19, 2010)

AmREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas  77046

(Address of principal executive offices)   (Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A amends certain information included in a Current Report on Form 8-K filed by AmREIT, Inc. (the “Company”) on November 25, 2009, regarding the election of Robert S. Cartwright, Jr., H. L. “Hank” Rush, Jr. and Philip Taggart to the Company’s Board of Directors as a result of the Company’s merger with AmREIT, a Maryland real estate investment trust. Messrs. Cartwright and Taggart were appointed to serve on the Audit Committee of the Board of Directors effective November 24, 2009, and the Board of Directors did not appoint Messrs. Cartwright, Rush and Taggart to serve on any other committees of the Board of Directors at the time of their election. At a regular meeting held on January 19, 2010, the Board of Directors established a Compensation Committee and a Nominating and Corporate Governance Committee. Messrs. Taggert and Rush, as well as Brent M. Longnecker, were appointed to serve on the Compensation Committee, and Mr. Longnecker was appointed to serve as chairman of the Compensation Committee. Mr. Cartwright, as well as Mr. Longnecker and Scot J. Luther, were appointed to serve on the Nominating and Corporate Governance Committee, and Mr. Cartwright was appointed to serve as chairman of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2010	AmREIT, Inc.

	By:	/s/ Chad C. Braun
Chad C. Braun Chief Financial Officer